EXHIBIT 10.1

FORBEARANCE AGREEMENT

(MSBAM 2015-C23; Loan No. M300801275)

THIS FORBEARANCE AGREEMENT (“Agreement”) is entered into as of December 16, 2025 (“Execution Date”) but effective as of June 1, 2025 (“Effective Date”), between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2015-C23, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C23 (“Lender”), with an address at c/o LNR Partners, LLC, 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, Re: MSBAM 2015-C23; Loan No. M300801275, and SOHO ATLANTA LLC (“Owner”) and SOHO ATLANTA TRS, LLC (“Operating Lessee”), each a Delaware limited liability company (Owner and Operating Lessee, individually and collectively, “Borrower”), with an address at 410 West Francis Street Williamsburg, Virginia 23185, Attention: David R. Folsom.

PRELIMINARY STATEMENT

A. On or about May 5, 2015 (“Loan Origination Date”), Bank of America, N.A., a national banking association (“Original Lender”), made a loan in the original principal amount of $47,000,000.00 to Borrower (“Loan”) pursuant to the terms of that certain Loan Agreement dated as of the Loan Origination Date, by and between Borrower and Original Lender (“Loan Agreement”), evidenced by that certain Promissory Note in the original principal amount of $47,000,000.00 dated the Loan Origination Date executed by Borrower and payable to Original Lender (“Note”), made and secured by, among other things, the Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the Loan Origination Date executed by Borrower in favor of Original Lender (“Security Instrument”), encumbering the real property and improvements thereon commonly known as “The Georgian Terrace Hotel” located in the City of Atlanta, County of Fulton, State of Georgia (“State”), as more particularly described in the Security Instrument (collectively, the “Property”). The Note, the Loan Agreement, the Security Instrument, the Guaranty (as defined in the Loan Agreement), the Environmental Indemnity (as defined in the Loan Agreement), the Cash Management Agreement (as defined in the Loan Agreement) together with all other documents or agreements executed by Borrower or Guarantor in favor of Original Lender or Lender evidencing or securing the Loan, as the same may be amended, restated, supplemented, extended, renewed, replaced, or otherwise modified from time to time, are collectively referred to as “Loan Documents”. For all purposes, this Agreement and all other Forbearance Documents (as hereinafter defined) shall constitute a Loan Document after the Effective Date.

B. All of Original Lender’s right, title and interest in and to the Loan has been transferred and assigned to Lender.

C. Reference is also made to the Pre-Negotiation Letter Agreement dated May 30, 2025 (“Pre-Negotiation Letter”) executed by and between (i) LNR Partners, LLC (“Special Servicer”), as special servicer, on behalf of Lender, and (ii) Borrower and, if applicable, any advisor to Borrower.

D. The Loan is in default due to the failure of Borrower to pay the Loan in full upon the Maturity Date of June 1, 2025 (the “Maturity Default”).

E. Borrower has requested that Lender forbear from exercising certain of its rights under the Loan Documents, on and subject to the terms and conditions set forth in this Agreement (the “Requested Action”).

F. Lender is willing to provide its consent to the Requested Action, subject to the terms and conditions of this Agreement.

In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement. Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein. Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Documents.

1.1
“Borrower Party” means each of Borrower, Guarantor, and Guarantor General Partner; and “Borrower Parties” means Borrower, Guarantor, and Guarantor General Partner.
1.2
“Borrower Signatory” means David R. Folsom, an individual.
1.3
“Collateral” means any and all real and personal property described in any of the Loan Documents as security for Borrower’s obligations under the Loan, including, without limitation, the Property.
1.4
“Debt” means the total amount due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by Lender or any Servicer, together with any interest thereon. “Debt” also includes any and all other interest, debts, administrative charges, obligations and liabilities of Borrower under the Loan Documents or this Agreement, whether voluntary or involuntary, however arising.
1.5
“Debtor Proceeding” means any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing relief for debtors.
1.6
“Forbearance Documents” means collectively this Agreement and any and all documents executed in connection herewith.
1.7
"Guarantor" means Sotherly Hotels LP, a Delaware limited partnership.
1.8
“Guarantor General Partner” means Sotherly Hotels, Inc, a Maryland corporation.

1.9
"Guarantor Joinder" means the Joinder of and Agreement of Guarantor attached to this Agreement.
1.10
“Lender Parties” means, collectively, Lender, Trustee, Servicer, all subsidiaries, parents and affiliates of Lender, Trustee and Servicer, and each of the foregoing parties’ predecessors in interest, and each and all of their respective past, present and future partners, members, managers, certificate holders, officers, directors, shareholders, employees, agents, contractors, attorneys, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing.
1.11
“Manager” means Our Town Hospitality, LLC, a Virginia limited liability company.
1.12
“Manager Joinder” means the Joinder of and Agreement of Manager attached to this Agreement.
1.13
“Party” means any, and “Parties” means all, of the signatories to this Agreement.
1.14
“Personalty” means the personal property in which Lender holds a security interest pursuant to the Loan Documents.
1.15
“Servicer” means Trimont, LLC as successor to Wells Fargo Bank, National Association (“Master Servicer”) and Special Servicer, and any and all other parties appointed and/or serving as servicers of the Loan.
1.16
“Trustee” means Wilmington Trust, National Association.
ARTICLE 2

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

Borrower acknowledges, warrants, represents and agrees as follows as of the Execution Date and Effective Date:

2.1
Incorporation of Preliminary Statement. To Borrower’s actual knowledge, each of the Preliminary Statements set forth above is true in all material respects as of the Execution Date and Effective Date. Each of the Preliminary Statements is incorporated into this Agreement as if set forth in the text of this Agreement.
2.2
Authority/ Approvals.
(a)
Owner is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State. Guarantor is the manager of Owner and is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. Guarantor’s General Partner is the general partner of Guarantor and is a duly organized and existing corporation in good standing under the laws of the State of Maryland. Borrower Signatory is the President and Chief Executive Officer of Guarantor General Partner. Borrower Signatory, acting alone without the joinder of any other members, managers, partners, officers, directors or shareholders of Owner,

Guarantor, Guarantor General Partner or any other party, each has the power and authority to execute and deliver the Forbearance Documents on behalf of and to duly bind Owner under this Agreement and the Forbearance Documents. The execution and delivery of, and performance under, this Agreement and the Forbearance Documents by Owner has been duly and properly authorized pursuant to all requisite company action of Owner, Guarantor and Guarantor General Partner and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Owner, Guarantor or General Partner or the articles of organization, limited liability company or operating agreement, certificate of limited partnership or partnership agreement, articles of incorporation or by-laws, or any other organizational document of Owner, Guarantor or Guarantor General Partner or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Owner is a party or by which the Property may be bound or affected. Owner has obtained the necessary approvals and authorizations from all applicable third parties, if any, in connection with the Requested Action and the execution of this Agreement, including but not limited to, as and to the extent applicable, any and all management companies, governmental authorities, and ground lessors.
(b)
Operating Lessee is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State. Borrower Signatory is the Manager of Operating Lessee. Borrower Signatory, acting alone without the joinder of any other members, managers, partners, officers, directors or shareholders of Operating Lessee or any other party, each has the power and authority to execute and deliver the Forbearance Documents on behalf of and to duly bind Operating Lessee under this Agreement and the Forbearance Documents. The execution and delivery of, and performance under, this Agreement and the Forbearance Documents by Operating Lessee has been duly and properly authorized pursuant to all requisite company action of Operating Lessee and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Operating Lessee or the articles of organization, limited liability company or operating agreement, or any other organizational document of Operating Lessee, or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Operating Lessee is a party or by which the Property may be bound or affected. Operating Lessee has obtained the necessary approvals and authorizations from all applicable third parties, if any, in connection with the Requested Action and the execution of this Agreement, including but not limited to, as and to the extent applicable, any and all management companies, governmental authorities, and ground lessors.
2.3
Status of Loan.
(a)
Loan Documents. The Loan Documents constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Property in accordance with their terms. There are no modifications, verbal or written, to the Loan Documents other than as provided in the Forbearance Documents, if any. The Forbearance Documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens and security interests in the Property. Borrower agrees that the lien and security interests created by the Loan

Documents continue to be in full force and effect, unaffected and unimpaired by the Forbearance Documents or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
(b)
Debt. As of January 1, 2026 (without taking into account the transactions contemplated under this Agreement), (i) the outstanding principal balance of the Loan is $37,715,210.05 (“Principal Balance”), (ii) the accrued but unpaid interest at the Interest Rate is $708,961.09, (iii) the accrued but unpaid interest at the Default Rate is $898,865.18, (iv) the accrued but unpaid late fees are $0, (v) the unpaid monthly payments for deposit into the Reserve Accounts required by the terms of the Loan Agreement are $1,145,264.48; (vi) the accrued special servicing fees are $57,907.07 (“Accrued Special Servicing Fees”), and (v) Lender has informed Borrower that Lender has incurred expenses of $44,347.92 due to Borrower’s default under the terms of the Loan (“Lender’s Expenses”). Interest on the Principal Balance at the Interest Rate and the Default Rate has accrued and continues to accrue in accordance with the terms of the Loan Documents. Further, as of December 10, 2025, (i) the balance in the FF&E reserve is $7.26, (ii) the balance in the Cash Management Account is $2,890,949.61 (the “Cash Management Balance”) and (iii) Lender is holding a suspense balance of $1,647,045.83 (the “Suspense Balance”).
(c)
No Default. No Event of Default has occurred under the Loan Documents, other than the Maturity Default.
(d)
Transfer of Interests. No holder of a direct or indirect beneficial ownership interest in Borrower has assigned, transferred, pledged or otherwise disposed of all or any part of its beneficial ownership interests in Borrower since the Loan Origination Date in violation of the Loan Documents. Attached hereto as Schedule 2.3(d) is the organizational chart of each Borrower which is true, correct and complete in all respects and accurately reflects the ownership interests of every direct and indirect owner of each Borrower.
(e)
Information. All information provided to Special Servicer by Borrower, Guarantor, or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Action, (ii) this Agreement or the transactions contemplated hereby or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or any Servicer, including, but not limited to, Master Servicer or Special Servicer, to any rating agency is expressly consented to by Borrower and Guarantor and will not infringe upon or violate any intellectual property rights of any party. Borrower agrees to reimburse, indemnify and hold Lender Parties harmless from and against any and all actual Losses, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties.
(f)
Representations in Loan Documents. The representations and warranties contained in the Loan Documents are true and correct as of the Execution Date and Effective Date as if made on such dates, except with respect to Section 4.19 of the Loan Agreement, certain claims have been made under the Policies and are pending as of the Execution Date as set forth on Schedule 2.3(f) attached hereto and made a part hereof.
(g)
No Novation or Release. Except as otherwise expressly stated in any of this Agreement, neither this Agreement, nor any payments made or other actions taken pursuant to this Agreement, is intended to cure, and shall not be deemed or construed to cure the existing defaults under the Loan Documents, to create any “cash flow mortgage” or any similar arrangement with respect to the Loan or the Loan Documents, or to constitute a reinstatement, novation, or release of the Loan or the Loan Documents or to constitute a modification, amendment, or waiver of the Loan or the Loan Documents. Except as otherwise expressly stated in this Agreement, it is the intention of the Parties that the Loan remains in default and remains immediately due and payable in full, notwithstanding this Agreement. Except as otherwise expressly provided in this Agreement, Lender reserves all of its rights and remedies in connection with such defaults.
2.4
No Bankruptcy Intent. No Borrower Party has been a party to any Debtor Proceeding within seven (7) years prior to the Execution Date. No Borrower Party has any intent to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (b) be the subject of any order for relief issued under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any Debtor Proceeding.
2.5
Financial Statements. The financial statements of Borrower and Guarantor delivered by Borrower or Guarantor to Lender in connection with this Agreement (“Financial Statements”) are true, complete and accurate in every material respect and accurately represent, respectively, the financial condition of Borrower and Guarantor and the income and expenses related to the Property, as of the date thereof. The Financial Statements have been prepared in accordance with the requirements of the Loan Documents applied on a consistent basis throughout the period involved. There has not been any material adverse change between the dates of the Financial Statements and the Execution Date. Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes.
2.6
Status of the Property.
(a)
Title to the Property and Legal Proceedings. There are no: (a) pending or threatened in writing suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Borrower or the Property, except for in connection with such insurance claims set forth on Schedule 2.3(f) which are covered by the Policies and individually or in the aggregate, would not reasonably be expected to have and does not have a Material Adverse Effect, (b) liens, mortgages (other than the Security Instrument), claims of lien or other encumbrances, except for the Permitted Encumbrances, against the Property which would not reasonably be expected to have and does not have a Material Adverse Effect, or

(c) pending or threatened condemnation proceedings or annexation proceedings affecting the Property, nor any agreements to convey any portion of the Property, or any rights thereto to any person or entity not disclosed in this Agreement, including, without limitation, any government or governmental agency. Borrower and Guarantor agree to reimburse, indemnify and hold Lender harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs) which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach of any of the representations or warranties made in this Section (“Title Indemnification Costs”).
(b)
Compliance with Laws. Borrower has not received any written notice from any governmental entity claiming that Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to building, zoning, environmental, life safety, wetlands, or handicapped accessibility laws, codes or regulations. All permits, licenses or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.
(c)
Taxes. All real estate taxes, personal property taxes, sales taxes and similar liabilities, assessments or expenses currently due and payable with respect to the Property have been fully and timely paid or shall be paid at least five (5) days prior to the date the same shall become delinquent.
(d)
Leases. The Property is not subject to any Leases, except the Operating Lease.
(e)
Operating Lease. The Lease Agreement dated as of March 24, 2014 between Owner and Operating Lessee is no longer in effect and has been replaced and subsequently amended as set forth on Schedule 2.6(e) hereof (collectively, the “New Operating Lease). The New Operating Lease is in full force and effect. There is no default under the New Operating Lease by any party thereto, and, to Owner’s and Operating Lessee’s knowledge, no event has occurred that, with the passage of time or the giving of notice would constitute a default thereunder. There will be no amendment or modification to the New Operating Lease in connection with the Requested Action.
(f)
Major Leases. There are no proposed Major Leases that Borrower or Guarantor or any of their respective affiliates, agents, brokers, employees or any other parties on their behalf has discussed, negotiated or entered into within the six (6) month period prior to the Execution Date”.
(g)
Property Management. The Management Agreement between Manager and Operating Lessee has not been modified since December 13, 2019, except as set forth on Schedule 2.6(g) hereof (“HMA Amendment”), and is in full force and effect. There is no default under the Management Agreement by any party thereto, and, to Borrower’s knowledge, no event has occurred that, with the passage of time or the giving of notice would constitute a default thereunder. There will be no change in the property management company managing the Property nor will there be any changes in the Management Agreement in connection with the Requested Action.

(h)
Franchise Agreement. There is no Franchise Agreement for the Property.
2.7
Continuity of Representations. The representations and warranties contained in this Agreement are true and correct in all material respects as of the Effective Date and the Execution Date and will survive the execution and delivery of and consummation of all transactions under this Agreement.

ARTICLE 3

COVENANTS OF BORROWER

Borrower covenants and agrees with Lender that:

3.1
Compliance with Loan Documents. To the extent not inconsistent with the terms of this Agreement, Borrower agrees to comply with and be bound by all the terms, covenants, agreements, conditions and provisions set forth in the Loan Documents.
3.2
Release and Covenant Not To Sue. In consideration of Lender’s agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Guarantor Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, remise, release, acquit, satisfy and forever discharge Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the later of the Effective Date or Execution Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Property, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above. Borrower and Guarantor, by execution of the Guarantor Joinder, on behalf of themselves their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

In addition, upon the date of payoff of the Loan (“Payoff Date”) in accordance with the terms of this Agreement, Borrower and Guarantor, by execution of the Guarantor Joinder, on behalf of themselves and their partners and members and each of their respective heirs, successors and assigns shall be deemed to have released acquitted, satisfied and forever discharged Lender Parties from any and all manner of debts, accounting, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of them now or then has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Payoff Date, concerning matters arising out of or relating to (a) the Loan, including, but not limited to, its administration or funding, (b) the Loan Documents and the Debt, (c) the Property or its development, financing and operation, (d) this Agreement, and (e) any other agreement or transaction between Borrower and/or Guarantor and Lender Parties concerning matters arising out of or relating to the items set forth in subparagraphs (a) through (d) above. Borrower and Guarantor, by execution of the Guarantor Joinder, on behalf of themselves and their partners and members and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. If requested by Lender, Borrower and Guarantor shall execute and deliver to Lender a release prior to the Payoff Date reaffirming the provisions hereof. The provisions of this Section shall survive the payoff of the Loan.

3.3
Intentionally omitted.
3.4
Bankruptcy.
(a)
Lender Relief Upon Debtor Proceeding. In the event that any of Borrower Parties shall take any action constituting a Debtor Proceeding, and such action causes Lender to seek necessary or appropriate relief: (i) Lender shall thereupon be entitled to and Borrower irrevocably consents to (a) the relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement with respect to the Property and as otherwise provided by law, and Borrower hereby irrevocably waives any right to object to such relief, and acknowledges that no reorganization in bankruptcy is feasible and (b) an order from the bankruptcy court prohibiting Borrower’s use of all “cash collateral” (as defined in Section 363 of the Bankruptcy Code); (ii) Borrower waives its exclusive right pursuant to Section 1121(b) of the Bankruptcy Code to file a plan of reorganization and irrevocably agrees and consents that Lender may file a plan immediately upon the entry of an order for relief if an involuntary petition is filed against Borrower or upon the filing of a voluntary petition by Borrower; (iii) in the event that Lender shall move pursuant to Section 1121(d) of the Bankruptcy Code for an order reducing the 120 day exclusive period, Borrower shall not object to any such motion, and (iv) Borrower waives any rights it may have pursuant to Section 108(b) of the Bankruptcy Code. The provisions of this Section shall survive the termination of this Agreement.
(b)
Bad Faith Filing. If Borrower files or colludes in the filing of any petition in bankruptcy or any application to any tribunal for the appointment of a receiver or trustee for Borrower or any substantial part of its property, or any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, Borrower acknowledges and agrees that such filing shall have been made in bad faith. Lender shall immediately become entitled, among other relief to which Lender may be entitled under the Loan Documents, and at law or in equity, to obtain an order from the court dismissing such filing as a bad faith filing and Borrower agrees that such filing shall have been made in bad faith. Lender shall immediately become entitled, among other relief to which Lender may be entitled under the Loan Documents, and at law or in equity, to obtain an order from the court dismissing such filing as a bad faith filing and Borrower agrees that it will take no action to oppose the entry of such order of dismissed or to dispute a finding of fact by the court that such filing was made in bad faith.
3.5
Further Assurances. Borrower shall execute and deliver to Lender any agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Property and to consummate the transactions contemplated by or in this Agreement and the other Loan Documents.
ARTICLE 4

FORBEARANCE
4.1
Forbearance. Subject to the terms of this Agreement and provided no Termination Event occurs, Lender agrees not to (a) take any steps to obtain a judgment or judgments against Borrower, (b) conduct a foreclosure sale of the Property encumbered by the Loan Documents or (c) exercise any other of Lender’s remedies set forth in the Loan Documents with respect to the Maturity Default, HMA Amendment or New Operating Lease, in each case on or prior to June 1, 2026 (“Forbearance Expiration Date”). The period from the Maturity Date through the Forbearance Expiration Date shall be referred to as the “Forbearance Period.” The forbearance by Lender, subject to the terms and conditions of this Agreement, is referred to as the “Forbearance Covenant”. Borrower agrees that the Forbearance Covenant does not relate or extend to any actions that Lender may take under this Agreement or the other Loan Documents, in equity or at law to the extent necessary to preserve and protect the Collateral or the interests of Lender in the Collateral, including, without limitation, (i) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by third parties or by Borrower relating to the Collateral or the interests of Lender therein which are not expressly subject to the Forbearance Covenant or (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of Lender relating to the Collateral.
4.2
Forbearance Payments. During the Forbearance Period, Borrower shall be required to pay as forbearance payments to Lender (i) the regular monthly mortgage payments of principal and interest that would have been due under the Loan Documents if the Maturity Date had not occurred on each Payment Date in the amount of $235,996.61 (each, a “Monthly Forbearance Payment Amount”), and (ii) all monthly deposits of all Reserve Funds that would have been due under the terms of the Loan Documents if the Maturity Date had not occurred on each Payment Date (together with the Monthly Forbearance Payment Amount, collectively, “Forbearance Payments”). For purposes of this Agreement, “Payment Date” shall mean the first (1st) day of each calendar month and if such date is not a Business Day, then such payment shall be made on the first Business Date preceding such Payment Date.
4.3
Deferred Default Interest. Notwithstanding the Forbearance Payments required by Section 4.2 or any other provision to the contrary set forth in this Agreement or the other Loan Documents, as of and following the Effective Date and during the Forbearance Period, interest on the then outstanding principal balance of the Loan shall accrue at the Default Rate (“Deferred Default Interest”). Provided that no Termination Event has occurred following the Effective Date,

Borrower shall pay all amounts due under the Loan and Loan Documents, including the Deferred Default Interest on or before the Forbearance Expiration Date. Upon the occurrence of a Termination Event after the Effective Date, all Deferred Default Interest shall be immediately due and payable by Borrower, together with all other amounts due under the Loan Documents. The Deferred Default Interest shall accumulate on a monthly basis without being capitalized (i.e., on a simple, non-compounding basis and without being added to the principal indebtedness for purposes of calculating debt service). For the avoidance of doubt, the Deferred Default Interest shall for all purposes constitute a part of the Debt.
4.4
Nature and Effect of Forbearance Payments. The Forbearance Payments as actually received by Lender shall be held by Lender or applied by Lender against the Debt in such manner and at such time as Lender may in its sole discretion deem appropriate, except as otherwise set forth herein. Borrower acknowledges and agrees, however, that the Forbearance Payments received by Lender shall be accepted by Lender to be applied in accordance herewith as only partial payment of the Debt, which Debt is and shall at all times remain due and payable in full in accordance with the terms of this Agreement. Lender’s receipt and/or application of the Forbearance Payments as partial payment against the Debt (i) shall not be deemed to reinstate the Loan nor cure any existing default and (ii) except as otherwise herein expressly provided, shall not constitute a waiver of any of the rights and remedies of Lender under this Agreement, the other Loan Documents, in equity or at law with respect to any existing default or any other default.
ARTICLE 5

MODIFICATIONS TO LOAN DOCUMENTS
5.1
Reserve Funds. During the Forbearance Period, Borrower shall continue to make (i) all required monthly deposits of Tax and Insurance Reserve Funds in accordance with the existing terms of the Loan Agreement and the Cash Management Agreement, and (ii) monthly deposits of FF&E Reserve Funds in accordance with Section 9.2 of the Loan Agreement. The insufficiency of Reserve Funds shall not diminish, modify, or reduce Borrower’s obligations to pay for any FF&E, Operating Expenses and/or Extraordinary Expenses and/or pay and complete any required Capital Expenditures at the Property.
5.2
Cash Management.
(a)
Cash Management; Continuance of Cash Sweep Period During Remaining Term of Loan. Borrower Parties acknowledge and agree that a Cash Sweep Period has commenced and is continuing as of the Effective Date. Notwithstanding anything to the contrary set forth in the existing Loan Documents, the existing Cash Sweep Period shall remain in effect during the Forbearance Period until such time as the Loan has been indefeasibly paid in full. Borrower shall continue to deposit, or cause to be deposited, all revenue generated by the Property into the Deposit Account. All funds on deposit in the Deposit Account shall be disbursed and transferred to the Cash Management Account for so long as the Loan is outstanding. Borrower represents and warrants to Lender that it has caused (i) the Deposit Account, the Cash Management Account and any other accounts required under the Cash Management Agreement to be established and opened, as required by the Loan Agreement and any other applicable Loan Documents, and (ii) Lender to be granted a perfected first priority security interest in such accounts. For the avoidance of doubt, Borrower shall have no right to effect a cure of the Cash Sweep Period.

(b)
Reaffirmation of Cash Management Provisions; Cash Management Waterfall. Without limitation of the foregoing, Borrower reaffirms and confirms all of the terms and provisions of the Cash Management Agreement, as amended by that certain Amendment to Cash Management Agreement dated as of October 8, 2020, by and among Borrower, Lender, Manager, and Wells Fargo Bank, National Association, a national banking association (“Cash Management Bank”) (the “CMA Amendment”), and the cash management provisions of the Loan Agreement and the other Loan Documents, as amended by this Agreement. Provided there has been no subsequent Event of Default or Termination Event after the Execution Date, on the first (1st) day of each calendar month after the Execution Date (or if such day is not a Business Day, the immediately succeeding Business Day), funds in the Cash Management Account shall be disbursed in accordance with the CMA Amendment (the “Cash Management Waterfall”). All references to the Cash Management Agreement herein and in the other Loan Documents shall mean and refer to the Cash Management Agreement as amended by the CMA Amendment and as it may hereafter be amended in accordance with its terms. Further, notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Subaccounts (as defined in the Cash Management Agreement) and Reserve Accounts and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender. If, on the 1st of each calendar month following the Execution Date, the amount of the available funds in the Cash Management Account is insufficient to make all of the disbursements provided for in clauses (a) through (e) of the Cash Management Waterfall (the amount of such deficiency, a “Shortfall”), then on or prior to such Payment Date, Borrower shall without the need for any notice or demand from Lender, either (i) pay to Lender the Shortfall in immediately available funds for deposit into the Cash Management Account, and/or (ii) request that a Shortfall be funded from the Excess Cash Reserve Account pursuant to Section 5.2(c) below; provided, however, Borrower remains obligated to pay such Shortfall to the extent Lender does not approve the payment of such Shortfall.
(c)
Disbursements from the Excess Cash Reserve Account. During the Forbearance Period, provided there is no Termination Event, in the event in any calendar month there is a Shortfall in the Cash Management Waterfall, provided each of the Disbursement Conditions (as hereinafter defined) has been satisfied, Lender may, in its sole discretion, disburse funds held in the Excess Cash Reserve Account, to the extent of available funds therein, to Borrower or transfer such funds to the applicable Subaccount or Reserve Fund (but not more often than once per month), for payment of a Shortfall. As used herein, the “Disbursement Conditions” shall mean the following:
(i)
Borrower has submitted a request for disbursement to Lender at least five (5) Business Days prior to the applicable Payment Date that is accompanied by an officer’s certificate certifying that (A) a Shortfall exists in the amount set forth in such request, together with detailed back up documentation substantiating the Shortfall for which the applicable request relates and evidencing the payment of any prior Shortfall funding for which Lender has approved the release of funds from the Excess Cash Reserve Account, (B) all amounts that are the subject of such request have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement, (C) with respect to Extraordinary Expenses, including a reasonably detailed explanation of such proposed Extraordinary Expense, (D) such funds will be used only to pay for an existing Shortfall, and (E) no Event of Default or Termination Event has occurred and is continuing.
5.3
Annual Budget. The Annual Budget for the Property through December 31, 2026 attached hereto as Exhibit “A” has been approved by Lender (the “Approved Budget” together with any future Annual Budget approved by Lender in accordance with the Loan Documents) and all future budgets of income and expenses for the Property shall be prepared by Borrower in good faith and in accordance with generally accepted and sound real estate accounting standards applied on a consistent basis and subject to Lender’s sole approval, not to be unreasonably conditioned, withheld or delayed, and shall be submitted to Lender for such approval no later than thirty (30) days prior to the start date thereof. Borrower shall operate the Property in accordance with the most recent Approved Budget.
5.4
Operating Expense Reconciliations. Within ten (10) days after the end of each calendar month (“Monthly Report”) and within forty-five (45) days after the end of each calendar quarter (“Quarterly Reconciliation”), Borrower shall deliver to Lender a statement and accounting certified as true, correct and complete from the chief financial officer or other authorized person of Borrower with knowledge and responsibility for such matters (each a “Reconciliation Certificate”), certifying (a) the actual amount of Operating Expenses paid by Borrower (the “Actual Expenditures”) during the immediately preceding calendar month or calendar quarter, as applicable, (b) the amounts, if any, disbursed from the Borrower’s account during the prior calendar month or calendar quarter, as applicable, with a detailed breakdown by line item, and (c) the account balance of such working or operating account of Borrower as of such date of certification. Such Reconciliation Certificate shall: (i) identify the amount, if any, by which the sums distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Budget on each Payment Date during the immediately preceding calendar month or calendar quarter, as applicable, exceed the Actual Expenditures paid by Borrower during such calendar month or calendar quarter, as applicable, and with respect to monthly reconciliations, on a trailing thirty (30) day basis (the aggregate amount reported for the quarterly period pursuant to the Quarterly Reconciliation is a “Distribution Surplus”), (ii) identify the amount, if any, by which Borrower paid Actual Expenditures during the prior quarter or month, as applicable, in excess of the sums distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Budget on each Payment Due Date during the prior month or quarter, as applicable (the aggregate amount reported for the quarterly period pursuant to the Quarterly Reconciliation is a “Distribution Shortfall”), (iii) be in a form reasonably acceptable to Lender, and (iv) provide such evidence of Actual Expenditures as may be reasonably requested by Lender in order to verify any applicable component of the Distribution Shortfall or Distribution Surplus. On the Payment Date following Lender’s receipt of a Quarterly Reconciliation with all supporting documentation required by Lender, and provided no Termination Event or Event of Default has occurred and is continuing beyond the expiration of any applicable cure period, Lender will make or cause to be made the following adjustments (“Reconciliation Adjustments”) to the Operating Expenses set forth in the Approved Budget and budgeted for disbursement in such month pursuant to the Cash Management Waterfall (“Monthly Approved Operating Expenses”): (A) in the event of any Distribution Surplus, the amount thereof shall be deducted from the Monthly Approved Operating Expenses budgeted to be disbursed on the next Payment Date; and (B) in the event of a Distribution Shortfall, the amount of such Distribution Shortfall approved in writing by Lender based on the Quarterly Reconciliation shall be added to the Monthly Approved Operating Expenses budgeted to be disbursed on the next Payment Date from funds on deposit in the Cash Management Account, but only to the extent funds are available in the Cash Management Account. If sums in the Cash Management Account are not sufficient to fund the amount of any Distribution Shortfall approved by Lender, then such shortfall shall be funded on the next following Payment Date on which funds are available in the Cash Management Account. Should Lender in good faith dispute any Actual Expenditures set forth on the Reconciliation Certificate and such dispute is not resolved between the parties, the disputed expenditure will not be included in the Reconciliation Adjustments unless or until resolved by Lender and Borrower. Notwithstanding anything to the contrary, Borrower shall obtain Lender’s prior written consent prior to payment of any operating expenses which exceed the budgeted line item amount for such expense set forth in the Approved Budget; provided that, such Approved Budget may be adjusted to reflect (A) actual increases in Property Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement and (B) up to five percent (5%) increases in any budgeted line items provided such increases do not exceed a five percent (5%) increase in the Annual Budget in the aggregate.
5.5
Accounts Payable. Borrower shall not at any time create, incur, assume or suffer to exist any accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business except to the extent that (i) each such account payable is payable not later than sixty (60) days after the original invoice date according to the original terms of sale, and (ii) each such account payable is not overdue by more than sixty (60) days according to the original terms of sale. Any breach of this Section following any applicable notice, grace or cure period under the Loan Documents shall constitute an Event of Default and Termination Event under the Loan Documents. Borrower shall be personally liable to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the failure to pay the accounts payable in full as required hereunder.
5.6
Payment of Debt.
(a)
Except as otherwise provided in the Loan Agreement or Section 5.6(b) below, on a Payment Date, Borrower may, at its option, and upon at least twenty (20) days prior notice to Lender, prepay the Debt in whole but not in part (including, without limitation, all Deferred Default Interest which Deferred Default Interest shall be prorated to the date of payment) so long as no Termination Event has occurred after the Effective Date and no prepayment premium, penalty or other similar fee shall be due in connection with any such prepayment.
(b)
Borrower acknowledges and agrees that payment of the Debt in full must be made on, but not before or after, the Payment Date of any month, provided, however, if Borrower desires to pay the Debt in full on any other date of any month, Borrower may do so provided that, in such event, the term “Debt” shall include interest on the unpaid principal balance to the Payment Date of the next month in which payment in full of the Loan is made, and all Deferred Default Interest (prorated to the date of payment).
5.7
Personal to Borrower; No Loan Assumptions. The terms of this Agreement shall be personal to Borrower and shall not be assumable in connection with any sale, assignment or transfer of the Property or inure to the direct or indirect benefit to any transferee in connection with any sale, assignment or transfer of direct or indirect interests in Borrower. Borrower and Guarantor, acknowledges and agrees that from and after the Effective Date, none of Borrower, Guarantor or any party acting through or on behalf of them, including but not limited to the Borrower Parties, have any right or ability to cause the Loan or any part thereof to be assumed by or benefit any another person or entity. For the avoidance of doubt, any permitted transfers under 7.4 of the Loan Agreement without Lender consent shall no longer be permitted. Any violation of the foregoing shall be an Event of Default and Termination Event under this Agreement and the other Loan Documents.
5.8
Permitted Transfers. Notwithstanding anything to the contrary contained herein or in the Loan Documents, the following Transfers of legal or beneficial equity interests shall not be deemed to be a Prohibited Transfer and shall not require the consent of Lender:
(a)
a Transfer (but not the pledge) by devise or descent or by operation of law upon the death or as a result of the legal incapacity of a natural person of such Person’s interest in a Restricted Party to the person or persons lawfully entitled thereto, provided Borrower delivers written notice to Lender as soon as practicable thereafter and that such Restricted Party is promptly reconstituted, if applicable, following the death or incapacity of such person;
(b)
Transfers (but not pledges) made in good faith for estate planning purposes of an individual’s interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, provided such Restricted Party is reconstituted, if required, following such Transfer;
(c)
the Transfer or redemption of limited partnership interests in Sotherly Hotels LP and/or the redemption of such limited partnership interests in Sotherly Hotels LP for common stock in Sotherly Hotels Inc. in accordance with Section 8.04 of the Amended and Restated Agreement of Limited Partnership, dated December 21, 2004 of Sotherly Hotels LP; provided, however, with respect to clauses (a), (b) and (c) above,
(i)
no such Transfers shall result in a change in Control of Owner, Operating Lessee, Guarantor, any SPE Component Entity or any Affiliated Manager,
(ii)
following such Transfer, Guarantor shall own not less than fifty-one percent (51%) of the direct or indirect equity interests in, and Control, Owner, Operating Lessee and any SPE Component Entity,
(iii)
following such Transfer, Owner, Operating Lessee and any SPE Component Entity shall continue to satisfy the requirements of Section 6.1 of the Loan Agreement,
(iv)
as a condition to each such Transfer, (A) except with respect to clause (a), Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer in the event any transferee will own twenty percent (20%) or more of the direct or indirect ownership interests in Owner or Operating Lessee immediately following such transfer (provided such transferee owned less than twenty percent (20%) of the direct or indirect ownership interests in Owner or Operating Lessee as of the Closing Date) and, in all other cases, Borrower shall notify Lender of such transfer within twenty (20) days after such Transfer occurs, (B) Owner and Operating Lessee shall continue to comply with the representations, warranties and covenants contained in Sections 4.38, 5.18 and 5.23 of the Loan Agreement (and upon request of Lender, deliver to Lender a statement signed by an authorized offer of Owner and Operating Lessee which certifies to such compliance, (C) to the extent any transferee will own twenty percent (20%) or more of the direct or indirect ownership interests in Owner or Operating Lessee immediately following such transfer (provided such transferee owned less than twenty percent (20%) of the direct or indirect ownership interests in Owner or Operating Lessee as of the Closing Date), Lender may request and Owner and Operating Lessee shall deliver, at Owner’s and Operating Lessee’s sole cost and expense, customary searches (including without limitation credit, judgment, lien, litigation, bankruptcy, criminal and watch list) the results of which shall be acceptable to Lender with respect to such transferee, and (D) if such Transfer shall cause any transferee, together with its Affiliates, to acquire direct or indirect equity interests in Owner, Operating Lessee or any SPE Component Entity aggregating to more than forty-nine percent (49%), or to increase its equity interests in Owner, Operating Lessee or any SPE Component Entity from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), Borrower shall deliver a New Non-Consolidation Opinion addressing such Transfer; and
(v)
such transfer is permitted under the terms of a Franchise Agreement, if any, or otherwise consented to by a Franchisor, if any, if applicable;
(d)
the (i) sale, transfer or issuance of shares of common stock, (ii) the issuance of new shares of common stock, (iii) redemption of stock, (iv) intentionally deleted, (v) and changes in the officers and/or Control required by a ratified or approved vote of (a) the common stock or (b) the board of directors, in each case, in any Restricted Party that is publicly traded and listed on the New York Stock Exchange or another nationally recognized publicly-traded stock exchange.

Upon request from Lender, Borrower shall promptly deliver to Lender an updated organizational chart reflecting each Transfer made pursuant to this Section 5.8. All out-of-pocket reasonable costs and expenses incurred by Lender in connection with its review of any of the foregoing Transfers shall be paid by Borrower whether or not any such Transfer is consummated.

5.9
No Subordinate or Mezzanine Financing. Borrower and Guarantor, by execution of the Guarantor Joinder acknowledge and agree that Borrower and Guarantor shall have no right to obtain any subordinate or mezzanine financing of any kind with respect to the Property or interests in Borrower at any time prior to the Loan being paid and the Property released from the lien of the Security Instrument. All references in the Loan Documents to any permitted subordinate financing and/or mezzanine financing shall be deleted and of no further force or effect.
5.10
Guarantor. As a condition to Lender’s execution of this Agreement, Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Guarantor Joinder in form and substance attached hereto.
5.11
Manager. As a condition to Lender’s execution of this Agreement, Property Manager shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Manager Joinder in form and substance attached hereto.

5.12
UCC Financing Statements. Borrower hereby grants and confirms unto Lender a first lien priority interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code, as amended subsequent to the making of the Loan. Borrower hereby further consents to the filing of any financing statements or Uniform Commercial Code forms required to be filed in the applicable states or any other filing office (collectively, “Filings”) in order to perfect said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the Uniform Commercial Code, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of Borrower.
5.13
Post Closing Obligations; Appraisal. The Loan will remain in special servicing until the Loan is paid in full. Borrower shall cooperate with Lender and its designated appraiser to obtain an appraisal of the Property following the Effective Date and on an annual basis thereafter (each a “Lender’s Appraisal”), as and when required by Lender. Without limitation of the generality of the foregoing, Borrower shall respond to all reasonable requests for information related to a Lender’s Appraisal within five (5) Business Days following receipt of such request, including, without limitation, access to the Property as required by the appraiser and delivery of all information regarding the Property within Borrower’s or its property manager’s knowledge, possession and/or control that materially affects the value of the Property. Borrower shall pay all Lender’s reasonable costs, expenses and fees related to a Lender’s Appraisal, and Borrower’s obligation to pay such costs and expenses shall survive the termination of this Agreement.
5.14
Reservation of Rights with respect to HMA Amendment and New Operating Lease. Notwithstanding the terms and provisions of this Agreement, but subject to the Forbearance Covenant, Lender reserves and preserves all rights and remedies against Borrower Parties with respect to the HMA Amendment or New Operating Lease and nothing contained herein shall be deemed an approval or waiver of any of the HMA Amendment or New Operating Lease, to the extent Lender’s prior written consent is required under the Loan Documents in connection therewith. Borrower acknowledges and agrees that any performance or nonperformance of the terms of the Loan Documents prior to the Execution Date shall not affect or diminish in any way the requirement of strict compliance of the Loan Documents after the Execution Date. Borrower agrees that neither this Agreement nor Lender’s consent to the Requested Action shall be deemed Lender’s consent, or a waiver of Lender’s right to consent, to any other action requiring Lender’s consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Action, whether or not such documents or items were reviewed or accepted by Lender. Failure to obtain Lender’s consent to any such actions, including future actions (other than those expressly authorized herein) requiring Lender’s consent under the Loan Documents shall constitute an Event of Default and Termination Event under the Loan Documents. Neither this Agreement nor Lender’s consent to the Requested Action (i) shall constitute a modification of any of the terms, provisions, requirements or conditions of the Loan Documents, except as expressly set forth in this Agreement, (ii) shall constitute, or be deemed to constitute, a consent by Lender to, or a waiver by Lender of, anything, except as expressly set forth in this Agreement, and (iii) shall constitute a custom or course of dealing among the Parties.
ARTICLE 6

CONDITIONS PRECEDENT

The effectiveness of this Agreement and Lender’s obligations hereunder are conditioned upon the fulfillment by Borrower Parties of all of the following conditions precedent, in addition to Borrower Parties’ compliance with all of their other obligations set forth in this Agreement:

6.1
Documents to be Delivered to Lender.
(a)
Borrower shall deliver, or cause to be delivered, to Lender, in form and substance satisfactory to Lender, all of the following on or prior to the Execution Date:
(1)
this Agreement, duly executed by Borrower;
(2)
the Guarantor Joinder, duly executed by Guarantor;
(3)
the Manager Joinder, duly executed by Property Manager;
(4)
a Memorandum of Forbearance Agreement duly executed by Borrower and Lender (the “Memorandum of Forbearance Agreement”);
(5)
the forbearance closing statement executed by Borrower (the “Closing Statement”);
(6)
Legal opinion(s) of counsel to the Borrower as reasonably required by Lender;
(7)
the Title Endorsement (as defined below), the Searches (as defined below), the Certificates of Good Standing (as defined below) and such affidavits, indemnities, certificates and legal opinions, and all other instruments and agreements provided for under this Agreement regarding among other things formation and authorization of Borrower Parties and enforceability of the Forbearance Documents, as may be requested by Lender; and
(8)
such other Borrower Party-related or Property-related information and/or documentation as may be required by Lender, in its sole discretion.
6.2
Required Payments.
(a)
Principal Paydown. Contemporaneously with the execution and delivery of this Agreement by Borrower, Borrower shall pay to Lender the sum of $3,771,521.00, representing ten percent (10%) of the then outstanding principal balance of the Loan (the “Principal Paydown”). The Principal Paydown shall be applied by Lender to reduce the Principal Balance following the Execution Date. No prepayment premium, defeasance fee or other similar fee is required in connection with such Principal Paydown.
(b)
Forbearance Fee. Contemporaneously with the execution and delivery of this Agreement by Borrower, Borrower shall pay Lender a non-refundable forbearance fee in the total amount of $377,152.10, representing one percent (1%) of the then outstanding principal balance of the Loan (“Forbearance Fee”). Borrower acknowledges and agrees that the

Forbearance Fee is due to Lender upon execution of this Agreement and shall not be applied by Lender at any time to reduce the Debt.
(c)
Forbearance Payments. Contemporaneously with the execution and delivery of this Agreement by Borrower, Borrower shall pay to Lender all unpaid Forbearance Payments due or anticipated to be due through the Execution Date (if any).
(d)
Transaction Expenses. Borrower shall pay all reasonable costs and expenses incurred in connection with Lender’s exercise of any and all rights and remedies under the Loan Documents, at law or in equity, including any and all enforcement actions taken by Lender prior to the Execution Date and any and all costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Forbearance Documents all costs and expenses incurred in connection with Lender’s exercise of any and all rights and remedies under the Loan Documents, at law or in equity, including any and all enforcement actions taken by Lender prior to the Execution Date and any and all costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Forbearance Documents, including, without limitation (collectively, the “Transaction Expenses”): (a) the reasonable legal fees and disbursements of Lender’s general counsel, Kilpatrick Townsend and Stockton LLP, and Lender’s local counsel, if applicable; (b) all recording costs, taxes, documentary stamps, transfer taxes and other charges, costs and fees due upon the recording of assignments of the Loan Documents to Lender, if not previously recorded; (c) the costs of updating Lender's policy of title insurance insuring the Security Instrument to a current date and endorsing such policy (the "Title Endorsement") to (i) change the effective date to the date of recording of the Memorandum of Forbearance Agreement; (ii) change the name of the insured to Lender; (iii) show no additional exceptions to Schedule B of said title insurance policy except as approved by Lender in writing and (iv) provide such other coverage as may be requested by Lender; (d) the costs of obtaining and delivering to Lender a title search, tax, municipal violation, UCC records, judgment and bankruptcy searches in the State of formation of Borrower and Guarantor and in the local jurisdictions where the Property is located (the “Searches”), each satisfactory to Lender; (e) certificates of good standing issued by the applicable Secretary of State for all Borrower Parties (the “Certificates of Good Standing”); and (f) all accrued and unpaid Lender’s Expenses. To the extent invoices for any Transaction Expenses are received after the execution of this Agreement, Borrower shall reimburse Lender for such amounts within ten (10) Business Days of demand therefor. Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Debt. The obligation of Borrower to pay Transaction Expenses shall survive the termination of this Agreement.
(e)
Special Servicing Fees. (i) Contemporaneously with the execution and delivery of this Agreement, Borrower shall be obligated to pay to Lender all Accrued Special Servicing Fees incurred or anticipated to be incurred in connection with the Loan’s transfer to Special Servicer prior to the Execution Date and (ii) following the Execution Date, Borrower shall be obligated to pay to Lender the ongoing monthly special servicing fees in connection with the continued special servicing of the Loan until the Loan is paid in full, pursuant to the terms of the Loan Documents, which amount shall be paid pursuant to Section 3.1(c) of the CMA Waterfall.

(f)
Liquidation Fees. Borrower shall be obligated to pay any liquidation fees due upon payoff or liquidation of the Loan (or any portion thereof), to the extent payable to Servicer or Lender pursuant to the terms of the applicable pooling and servicing agreement.
(g)
General. Without limiting anything contained in the Loan Documents, Borrower shall remain obligated to pay all reasonable costs, expenses and fees of Lender and Servicer, operating advisor and securitization trustee resulting from Events of Default or requests by Borrower, including (i) enforcement expenses, (ii) any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees, (iii) interest payable on advances made by Servicer or Lender; and (iv) appraisal costs.
6.3
Closing Payment. On the Execution Date, Borrower shall pay to Lender and Lender’s counsel the sums required pursuant to Section 6.2 of this Agreement, as provided in the Closing Statement, subject to any credits as provided therein (the “Closing Payment”). Subject to the execution and delivery of this Agreement by Borrower and Lender and satisfaction of all terms and conditions set forth herein, Lender agrees to disburse a portion of the Cash Management Balance and the Suspense Balance and, to the extent of available funds, apply such amounts to pay a portion of the Closing Payment due by Borrower pursuant to the terms of this Agreement (“Lockbox Funds Credit”). The application by Lender of funds held in suspense or in the Cash Management Account for payment of any component of the Closing Payment shall not diminish, alter or waive any obligations of Borrower to pay in full all amounts required to be paid by Borrower under this Agreement or the other Loan Documents, as modified herein. Following Borrower’s payment of the Closing Payment and the application of the Lockbox Funds Credit, any remaining Cash Management Balance and Suspense Balance shall remain in the Cash Management Account, together with any additional funds deposited into the Cash Management Account, shall be applied on the Payment Date immediately following the Execution Date in accordance with the Cash Management Waterfall.

ARTICLE 7

TERMINATION EVENTS; REMEDIES
7.1
Termination Events. For purposes of this Agreement, each of the following shall constitute a Termination Event:
(a)
Payments. If Borrower shall fail to pay any payment provided for in this Agreement when the same shall become due and after the expiration of any applicable grace or cure period.
(b)
Debt. If Borrower fails to pay Lender the entire Debt on or before the Forbearance Expiration Date.
(c)
Misrepresentations. If any representation or warranty of Borrower or Guarantor in this Agreement or Guarantor Joinder shall be untrue or inaccurate in any material respect.

(d)
Breach of Other Covenants. If Borrower or Guarantor fails to timely perform any other obligation of Borrower or Guarantor under this Agreement or the Loan Documents.
(e)
Bankruptcy or Insolvency Action. If Borrower or Guarantor files or becomes subject to any Debtor Proceeding.
(f)
Legal Action. If Borrower shall, directly or indirectly, file or institute, or cause to be filed or instituted or cooperate in the filing or institution against any of Lender Parties, any lawsuit, complaint, administrative claim, adversary proceeding, or other legal action relating, directly or indirectly, to the Property or the Loan.
(g)
Other Events of Default. Any other Event of Default (other than the Maturity Default) occurs under the Loan Documents not specifically described above.
7.2
Lender’s Rights upon Occurrence of Termination Event.
(a)
Upon the occurrence of a Termination Event after the Effective Date, Lender’s obligations under this Agreement, including, without limitation, the Forbearance Covenant, shall immediately and without further notice to Borrower, terminate and be of no further force and effect and Lender shall immediately be entitled, without further notice to any Borrower Party to exercise any or all of Lender’s rights and remedies under this Agreement and the other Loan Documents, in equity and at law (all of such rights and remedies being cumulative), including, but not limited to and as determined by Lender in its sole discretion, demanding immediate payment of the entire Debt, commencing proceedings seeking appointment of a receiver (“Receiver”) for the Property and/or the other Collateral, with or without, at Lender’s discretion, the power, among other things, to market, sell and convey the Property, at Lender’s option (“Receivership Proceedings”), exercising any assignment of leases and rents (whether or not involving the appointment of a Receiver) (“ALR Exercise”), causing Borrower to market, sell and convey the Property as set forth in Section 7.4 hereof, commencing or, if already commenced, completing foreclosure proceedings against Borrower, the Property and/or the other Collateral, whether by stipulation to judicial action or non-judicial power of sale, if applicable (“Foreclosure Proceedings”) or taking title to the Property and/or the other Collateral by consensual deed in lieu of foreclosure (“Deed in Lieu of Foreclosure”) (any of same and collectively, “Lender’s Enforcement Actions”).
(b)
Upon the occurrence of a Termination Event after the Effective Date it is the express intent of Borrower Parties and Lender that Lender shall acquire possession of and title to the Property and the other Collateral at the earliest possible date as permitted by applicable law, with full cooperation of Borrower Parties and without any action by any Borrower Parties of any kind or nature whatsoever, either directly or indirectly, to delay, oppose, challenge, impede, obstruct, hinder, enjoin or otherwise interfere with Lender or any of Lender’s Enforcement Actions (any of same, “Interfere”).
(c)
In consideration of and as a material inducement to Lender to grant the Forbearance Covenant, Borrower Parties agree to waive and do hereby waive and release any and all defenses and other rights they may otherwise have to contest a Termination Event occurring after the Effective Date and Lender’s Enforcement Actions in connection therewith and agree not to challenge in any way the validity of and to fully cooperate and comply with any Receivership Proceedings or Foreclosure Proceedings related to the Property and/or the Other Collateral or any other exercise by Lender of its rights and remedies under this Agreement and the other Loan Documents, in equity or at law, whether pending on the Effective Date or commenced by Lender following the occurrence of a Termination Event.
7.3
Cooperation of Borrower upon Termination Event.
(a)
Without limiting Section 7.2 of this Agreement, upon the occurrence of a Termination Event after the Effective Date and demand by Lender with respect to any Receivership Proceedings and/or Foreclosure Proceedings, to the extent permitted by applicable law, Borrower will execute and deliver to Lender a joint or agreed stipulation, consent or similar documentation appropriate for the jurisdiction in which the Property is located for entry of an order appointing a Receiver and for final judgment of foreclosure (collectively, a “Stipulation”), which provides for the entry of an order appointing a Receiver (“Receivership Order”), if required by Lender, and a final and non-appealable judgment of foreclosure (the “Foreclosure Judgment”), as well as, if required by Lender, specifying the total amount of the Loan and all other obligations of Borrower to Lender under the Loan Documents. Upon execution and delivery of a Stipulation by Borrower, Lender may immediately proceed in accordance with the Stipulation to have the Receivership Order entered and/or the Foreclosure Judgment entered in the applicable Foreclosure Proceeding and/or Receivership Proceeding, and Borrower Parties shall fully cooperate with Lender to effect entry of the Receivership Order and the Foreclosure Judgment and shall not oppose entry of either.
(b)
Except as may be required by applicable law or the applicable court, Borrower Parties agree that they have no right to receive any further notice of any hearing regarding the application for or entry of a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation, any notice of when Lender intends to apply for a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation or to have a Receivership Order and/or a Foreclosure Judgment entered and recorded, or any other notice which might otherwise be applicable pursuant to applicable state law or other applicable laws or rules (Borrower Parties waive and renounce any and all right, whether created by statute, court rules or pursuant to the due process clauses under the United States Constitution or the Constitution of the applicable state, to receive any such notices to the extent permitted by applicable law).
(c)
Except as may be required by applicable law or the applicable court, Borrower Parties agree that they have no right to appear or be heard regarding the ex parte application for a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation or the exercise by Lender of any other right or remedy under this Agreement and/or the other Loan Documents (Borrower Parties waive and renounce any such right to appear or be heard and waive and renounce any right that might be conferred by the laws of the applicable state or any other applicable law or rule which would require that a Receivership Order or a Foreclosure Judgment be entered other than through ex parte proceedings to the extent permitted by applicable law); provided, however, if Lender determines that appearance by Borrower would be beneficial to obtaining a Receivership Order and/or a Foreclosure Judgment, Borrower shall make such appearance but without the right to contest Lender’s obtaining the Receivership Order or Foreclosure Judgment.

(d)
Except as may be required by applicable law or the applicable court, the absence of Borrower from any hearing (in chambers or in open court) which may be conducted to consider Lender’s application to obtain a Receivership Order or a Foreclosure Judgment or the exercise by Lender of any other right or remedy, under this Agreement and/or the other Loan Documents shall not in any way limit Lender’s right to obtain or enforce a Receivership Order and/or a Foreclosure Judgment or to exercise any such other rights and remedies.
(e)
None of Borrower Parties has any right (all such rights being waived) to collaterally attack any Receivership Order or Foreclosure Judgment or to make any attempts to open or otherwise challenge by any means whatsoever any Receivership Order or Foreclosure Judgment.
(f)
Each of Borrower Parties has waived and does waive any and all rights to require that Lender proceed in any particular order in connection with Lender’s enforcement of other rights and remedies under this Agreement and/or the other Loan Documents.
7.4
Consensual Sale.
(a)
Upon the occurrence of a Termination Event after the Effective Date, at Lender’s sole discretion and upon direction to Borrower, Borrower or, in Lender’s sole discretion, Receiver (to the extent a Receiver has been appointed with respect to the Property in any Foreclosure Proceeding and/or Receivership Proceeding) shall actively and continuously market and seek to sell the Property (“Consensual Sale”) through (i) a third party broker that is experienced in selling assets similar to the Property in the same market as the Property which is not affiliated with Borrower or any principal or sponsor of Borrower (the “Listing Broker”) approved by Lender in its sole discretion and with which Borrower or Receiver shall, within twenty (20) days thereafter, enter into a listing agreement in a form acceptable to Lender in its absolute discretion (the “Listing Agreement”), requiring the Listing Broker to promptly undertake to market the Property on an as-is, where-is basis, in a manner customarily utilized for properties similar to the Property in the same market as the Property, all as approved by Lender or as otherwise directed by Lender in its sole discretion, (ii) an on-line auction company (the “Auction Company”) approved by Lender in its sole discretion, and with which Borrower or Receiver shall, within twenty (20) days thereafter, enter into an auction marketing agreement in form acceptable to Lender, in its absolute discretion (the “Auction Marketing Agreement”), requiring Auction Company to promptly undertake to market the Property on an as-is, where-is basis, in a manner customarily utilized for properties similar to the Property in the Auction Company’s auction process, or (iii) in any other fashion approved by Lender in its sole discretion, all as may be permitted by applicable law. The Listing Agreement and Auction Marketing Agreement, as applicable, shall provide that copies of all notices given by the Listing Broker and Auction Company to Borrower or Receiver thereunder shall be given to Lender and, if Borrower executed the Listing Agreement and the Auction Marketing Agreement, to Borrower. Absent Lender’s prior written consent, Borrower and Receiver shall not amend or modify any of the terms of the Listing Agreement or Auction Marketing Agreement or assign any of its rights thereunder. Borrower Parties shall cooperate with Receiver, if applicable, and the Listing Broker in connection with the marketing and Consensual Sale

(b)
In connection with a Consensual Sale pursuant to this Section 7.4, Borrower or Receiver shall submit or cause the Listing Broker to submit all proposals, expressions of interest, letters of intent or similar offers for the purchase of the Property (“Offers”) to Lender and to provide Lender with such other information as Lender may request with respect to the background, financing, ownership or financial wherewithal of the potential purchaser(s) (each, a “Potential Purchaser”), to the extent the same is obtainable. Borrower, Receiver or Lender, all at Lender’s sole discretion, shall pursue such Offers as Lender, in its sole discretion, shall determine and negotiate in a reasonably diligent manner the final terms and conditions of an agreement to sell the Property.
(c)
Upon the occurrence of a Termination Event after the Effective Date, neither Borrower nor Receiver shall sell the Property or accept any offer to purchase the Property or any interests therein, absent Lender’s prior written consent in its sole discretion, in the event the Consensual Sale of the Property involves (A) the assumption and/or modification of the Loan or (B) any discounted payoff of the Loan. Lender’s consent shall not be required in connection with the Consensual Sale of the Property to a bona fide purchaser that will result in the payment in full of the Loan. Borrower agrees that (x) in connection with any proposed Consensual Sale, (1) Lender may in its sole and absolute discretion agree to allow any Potential Purchaser deemed by Lender in its sole discretion to be qualified purchasers and investors to assume the Loan, subject to Lender’s review and approval of such Potential Purchaser, including, without limitation, its creditworthiness and experience, and (2) in connection with an assumption of the Loan, Lender may in its sole and absolute discretion agree to various amendments to the Loan Documents (including, without limitation, the extension of the Loan maturity date, a change in the interest rate, a reduction of the then outstanding principal balance of the Loan and changes to the reserves and escrows for the Loan) in favor of such Potential Purchaser (it being acknowledged and agreed that Lender shall have no obligation to offer to modify the Loan Documents in favor of Borrower and that Lender may elect to agree to certain amendments in favor of certain parties and not others) and (y) Lender may in its sole and absolute discretion elect to approve a Consensual Sale of the Property to a Potential Purchaser in the event the sales proceeds to be paid in connection therewith are less than the amounts due under the Loan and in the event of multiple offers may elect to approve a Consensual Sale to a Potential Purchaser notwithstanding that the sales price payable in connection therewith is less than the sales price payable in connection with any other potential transaction (it being understood and agreed that Lender may consider multiple factors in approving any proposed Consensual Sale, including, without limitation, the creditworthiness and experience of the Potential Purchaser in the event such Potential Purchaser will assume the Loan); and Borrower agrees that Lender Parties shall not incur any liability as a result of any actions taken under clause (x) and/or (y) above and that no such actions shall be used as a defense to Borrower’s obligations hereunder.
(d)
Borrower shall retain any federal, state and local income tax benefits and burdens resulting from any Consensual Sale or discounted payoff of the Loan, if any is consummated in accordance with the terms of this Agreement.
7.5
Conveyance Documents. Upon the occurrence of a Termination Event or an Event of Default after the Effective Date and in connection with a Foreclosure Judgment, or a Deed in Lieu of Foreclosure or a Consensual Sale, Borrower shall execute and deliver to Lender or its designee or a Potential Purchaser all documents necessary to convey to Lender or its designee or a Potential Purchaser all ownership and development rights with respect to the Property, if any, including, without limitation, a special warranty deed or its equivalent, owner’s affidavits and other customary affidavits and certificates, including tax withholding certificates, all applicable state and local transfer forms and bulk sales releases required in connection with such a conveyance, a bill of sale, an assignment and/or other conveyance documents necessary to transfer, convey and assign all leases, any service contracts for which Lender or its designee agrees to accept an assignment, all tangible and intangible, real and personal and mixed property used, useable or intended to be used in connection with the ownership, management and/or use of the Property, and all rights of Borrower to use any trademarks and logos for all or any portion of the Property or the operations on the Property, and such documents and instruments, including, without limitation, evidence of the authority of Borrower to convey the Property to Lender or its designee and the good standing of Borrower, as Lender, its designee or a Potential Purchaser or the title company insuring title to the Property may determine are necessary to issue to Lender or its designee or a Potential Purchaser an owner’s title insurance policy insuring the fee simple title to the Property, subject only to the Permitted Encumbrances. As further consideration of and as a material inducement to Lender to enter into this Agreement, upon the occurrence of a Termination Event or an Event of Default after the Effective Date, upon the occurrence of a Termination Event or an Event of default after the Effective Date, Borrower shall not Interfere with or oppose Lender in and hereby consents to any (i) action to quiet title, if any, which may be instituted by Lenders and/or any title company on behalf of Lender to perfect its right, title and interest in the Property, and (ii) Lender or its designee substituting into any condemnation proceedings with respect to the Property, if any.
7.6
Property Materials. Following a Termination Event, if a vesting document for the Property is issued or executed and delivered to Lender or its designee in connection with a Foreclosure Proceeding, promptly upon request by such acquiring party, Borrower shall deliver, transfer and/or pay to Lender, the following, all to the extent in Borrower’s or Borrower’s property manager’s possession and/or control as to all or any portion of the Property acquired by Lender or its designee: (i) possession of the Property, including all tangible personalty located on, or in, or attached to, or used in connection with the hotel and/or Property, (ii) the originals (or true and correct copies, if the originals are not available) of all guaranties and warranties given with respect to all or any portion of the Property or any improvement located thereon which Borrower has in its possession, (iii) the originals (or true and correct copies, if the originals are not available) of all service contracts, franchise agreements and management agreements then in effect with respect to the Property, (iv) the originals (or true and correct copies, if the originals are not available) of all plans, specifications, working drawings and surveys of or relating to the Property or to the construction of the buildings and related improvements located thereon, (v) the originals (or true and correct copies, if the originals are not available) of all governmental consents, approvals, licenses (including, but not limited to, liquor licenses), permits, certificates of occupancy, zoning approvals, building permits and similar documents relating to the Property, (vi) copies of all books and records in any way relating to the Property, (vii) the balance of any funds in any security deposit accounts and any and all other tenant security deposits, any and all advance room rentals, pre-paid rent or reservation deposits paid by tenants, customers (i.e., related to banquet services/facilities) or hotel guests, or similar fees (if any), (viii) the originals (or true and correct copies, if the originals are not available) of all termite or other inspection reports, bonds, warranties and guaranties relating to the Property, (ix) any and all income from the Property received by or on behalf of Borrower and then being held by or on behalf of Borrower Parties, which may include receivables, revenues, profits or other value generated from food, beverage and banquet services, room service, public room revenues, concession agreements, health club or spa revenues and other services rendered to guests of, or visitors to, the Property; (x) the originals (or true and correct copies, if the originals are not available) of all certificates, binders and policies of insurance relating to the Property, (xi) the originals (or true and correct copies, if the originals are not available) of all contracts and agreements with contractors, architects, engineers, surveyors and others relating to all or any portion of the Property or for service, labor (i.e. collective bargaining/union/employee benefit plans), maintenance, repair, equipment and operation, (xii) the originals (or true and correct copies, if the originals are not available) of all tenant leases and occupancy agreements affecting all or any portion of the Property, if any, (xiii) all leasing and other files, books and records with respect to all or any portion of the Property and (xiv) any bankruptcy claims relating to any current or former tenant(s) of the Property, duly assigned to Lender or its designee.
7.7
Cooperation Covenants. The covenants and agreements of Borrower Parties contained in this Section 7.2 through Section 7.6 of this Agreement shall be referred to as “Cooperation Covenants”. Borrower Parties shall be subject to personal liability for the full Debt and all other obligations of Borrower to Lender under the Loan Documents for any failure of any Borrower Party after a Termination Event or an Event of Default occurring after the Effective Date to comply with, or any attempt by any Borrower Party after a Termination Event or an Event of Default occurring after the Effective Date to Interfere with Borrower Parties’ compliance with, the Cooperation Covenants.
ARTICLE 8

MISCELLANEOUS
8.1
Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the other Loan Documents, this Agreement will control and the other Loan Documents will be deemed to be subject to the terms of this Agreement. Except as modified by this Agreement, the Loan Documents shall remain unmodified and in full force and effect. This Agreement constitutes a Loan Document under the Loan Agreement and the other Loan Documents. This Agreement is a written agreement as contemplated by the Pre-Negotiation Letter.
8.2
Survival of Provisions. The covenants, acknowledgements, representations, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.
8.3
No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or served to or by Lender under this Agreement, the other Loan Documents or at law. Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under Agreement, the other Loan Documents or now or subsequently existing in equity or at law.
8.4
No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law. No delay or failure on the part of any Party in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any Party contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any Party may in writing waive any of such Party’s rights under this Agreement without invalidating this Agreement or the other Loan Documents without invalidating this Agreement or the other Loan Documents.
8.5
Successors or Assigns. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.
8.6
Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement. Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of Borrower.
8.7
Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any transaction related thereto at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Agreement shall remain operative and in full force and effect.
8.8
Usury. This Agreement and all other agreements made by Borrower relating directly or indirectly to the Debt are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of the State. If, under any circumstances whatsoever, performance of any provision of the Note, this Agreement or the other Loan Documents, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of the State, and if for any reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal (whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.
8.9
Indemnity. Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including attorneys’ and paralegal fees at all tribunal levels) or claims of the State or any other governmental agency for documentary stamps, intangible, mortgages or other similar taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of this Agreement or (b) the transactions contemplated by this Agreement. The provisions of this Section shall survive the termination of this Agreement.
8.10
Notices. Any and all notices, elections, approvals, consents, demands, requests and responses permitted or required to be given under this Agreement or the other Loan Documents, if given to Lender, must be addressed as follows, subject to change as provided in the Loan Documents:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2015-C23, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C23

c/o LNR Partners, LLC
2340 Collin Avenue, Suite 700
Miami Beach, Florida 33139
Attn: Director of Loan Asset Management
Re: MSBAM 2015-C23; Loan No. M300801275

With a copy to:

Kilpatrick Townsend & Stockton LLP
Suite 200 | 701 Pennsylvania Avenue, NW
Washington, DC 20004
Attn: Lori Hunt, Esq.

and, if given to Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

SOHO Atlanta LLC and SOHO Atlanta TRS, LLC

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

Attn: David R. Folsom

[The following for information purposes only:]

Telephone: 757-229-5648

Email: davefolsom@sotherlyhotels.com

With a copy to:

Frost Brown Todd LLP

400 W. Market Street

Louisville, KY 40202

Attn: Joshua Brock, Esq.

[The following for information purposes only:]

Telephone: 606-269-6153

Email: Jbrock@fbtlaw.com

8.11
Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the provisions of Section 19.1 of the Loan Agreement which are incorporated herein by reference.
8.12
Future Negotiations. Borrower acknowledges and agrees that (i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (ii) if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Property or any aspect thereof shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (iii) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.
8.13
Relationship of Parties. The Parties do not intend by this Agreement to create a partnership or a joint venture. Neither this Agreement nor any of the payments herein or in the Note to be made by either Borrower or Lender shall constitute, or shall be deemed or construed to constitute, Lender a “mortgagee in possession” of the Property or in any manner liable for any goods or services delivered or provided with respect to the Property or in any manner liable to any third parties. The relationship of Lender to Borrower is that of “lender” and “borrower” and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.
8.14
Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only and are not to be considered a part of this Agreement, and shall not be used to construe, limit, or otherwise affect any of such documents.
8.15
Modifications. The terms of this Agreement may not be changed, modified, waived, discharged, or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

8.16
Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.
8.17
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed (and, as appropriate, witnessed and/or notarized) electronically using electronic signature software (e.g., DocuSign or similar software), or similar methods (each a method of “Electronic Execution”) and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures. The Parties agree that this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (E-Sign Act), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (UETA) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all Parties the same as if it were physically executed and Borrower and Guarantor hereby consent to the use of any third party electronic signature capture service providers as may be chosen by Lender.
8.18
Waiver of Trial by Jury. The provisions of Section 18.4 of the Loan Agreement are hereby incorporated by reference and are applicable to this Agreement as between Borrower and Lender.

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The Parties have executed and delivered this Agreement as of the date and year first above written.

LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2015-C23, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C23

By: LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

By: /s/ Brett Mann

Name: Brett Mann

Title: Vice President

OWNER:

SOHO ATLANTA LLC,

a Delaware limited liability company

By: Sotherly Hotels LP, a Delaware limited partnership, its manager

By: Sotherly Hotels, Inc., a Maryland corporation, its general partner

By: _/s/ Dave Folsom________

Name: Dave Folsom

Title: CEO

OPERATING LESSEE:

SOHO ATLANTA TRS LLC,

a Delaware limited liability company

By: _/s/ Dave Folsom___________________

Name: Dave Folsom

Title: CEO

SCHEDULE 2.3(d)

ORGANIZATIONAL CHART

SCHEDULE 2.3(f)

[ATTACHED]

SCHEDULE 2.6(e)

Replacement Lease Agreement dated January 1, 2020, between Owner and Operating Lessee

Amendment No.1 to Lease Agreement dated July 13, 2021

Amendment No. 2 to Lease Agreement dated May 25, 2023

Amendment No. 3 to Lease Agreement dated February 12, 2025

SCHEDULE 2.6(g)

First Amendment to Hotel Management Agreement dated April 27, 2022 by and between Operating Lessee and Manager.

EXHIBIT A

APPROVED BUDGET

EXHIBIT 10.1

JOINDER BY AND AGREEMENT OF GUARANTOR

SOTHERLY HOTELS, LP, a Delaware limited partnership (“Guarantor”), being guarantor of the Loan (as such term is defined in that certain Forbearance Agreement of even date herewith by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2015-C23, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C23, as “Lender”, and SOHO ATLANTA LLC (“Owner”) and SOHO ATLANTA TRS, LLC (“Operating Lessee”), each a Delaware limited liability company (Owner and Operating Lessee, individually and collectively, as “Borrower” (“Forbearance Agreement”)) pursuant to the Guaranty Agreement dated as of May 5, 2015, executed by Guarantor in favor of Original Lender (the “Guaranty”), and that certain Environmental Indemnity Agreement dated as of May 5, 2015 executed by Guarantor and Borrower in favor of Original Lender (the “Environmental Indemnity”), as both are now held by Lender (the Guaranty and the Environmental Indemnity, collectively, the “Guaranty Documents”), hereby represents and warrants and acknowledges and agrees with Lender the following:

1. Authority of Guarantor. Guarantor is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware. Sotherly Hotels, Inc., a Maryland corporation (“Guarantor General Partner”) is the general partner of Guarantor and is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland. David R. Folsom (“Guarantor Signatory”) is the President and Chief Operating Officer of Guarantor General Partner. Guarantor Signatory, acting alone without the joinder of any other partners, officers, directors or shareholders of Guarantor or Guarantor Geneal Partner, has the power and authority to execute and deliver this Joinder by and Agreement of Guarantor (this “Joinder”) on behalf of and to duly bind Guarantor under this Joinder. The execution and delivery of, and performance under, this Joinder by Guarantor has been duly and properly authorized pursuant to all requisite company action of Guarantor and Guarantor General Partner and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor’ or Guarantor General Partner’s certificate of formation or articles of organization, certificate of limited partnership or partnership agreement, articles or incorporation or by-laws or any other organizational document of Guarantor or Guarantor General Partner or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Guarantor is a party.

2. Reaffirmation of Guaranty Documents. The Guaranty Documents constitute the valid, legally binding obligation of Guarantor, enforceable against Guarantor, in accordance with its terms. Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Guarantor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty Documents or any of the other Loan Documents. Guarantor consents to the execution and delivery of the Forbearance Agreement by Borrower and agree and acknowledges that the liability of such Guarantor under the Guaranty Documents shall not be diminished in any way by the execution and delivery of the Forbearance Agreement or by the consummation of any of the transactions contemplated thereby and that the term “Guaranteed Obligations” under the Guaranty shall include fraud or intentional misrepresentation by Borrower in the Forbearance Agreement.

3. Amendment to Guaranty. Without limiting the terms of the Guaranty Documents, (i) Guarantor agrees that any failure of Borrower after a Termination Event or an Event of Default (other than the Maturity Default) after the Effective Date to comply, or any attempt by Guarantor after a Termination Event or an Event of Default (other than the Maturity Default) after the Effective Date to Interfere with Borrower’s compliance, with the Cooperation Covenants shall subject Guarantor to recourse for the full Debt, and (ii) Guarantor agrees to pay the Title Indemnification Costs under Section 2.6(a) of the Forbearance Agreement.

4. Waiver of Trial by Jury. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS JOINDER, THE GUARANTY DOCUMENTS, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF GUARANTOR OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THE FORBEARANCE AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE FORBEARANCE AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5. Governing Law. This Joinder shall be interpreted, construed and enforced in accordance with the governing law provisions of the Guaranty Documents.

6. Defined Terms. All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Forbearance Agreement.

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Guarantor has executed and delivered this Joinder by and Agreement of Guarantor to be effective as of the Effective Date of the Forbearance Agreement.

GUARANTOR:

SOTHERLY HOTELS LP,

a Delaware limited partnership

By: Sotherly Hotels, Inc.,

a Maryland corporation, its general partner

By: _/s/ Dave Folsom________

Name: Dave Folsom

Title: CEO

JOINDER BY AND AGREEMENT OF MANAGER

OUR TOWN HOSPITALITY, LLC, a Virginia limited liability company (“Manager”), being the property manager and asset manager of the Property (as such term is defined in that certain Forbearance Agreement of even date herewith by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2015-C23, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C23, as “Lender”, and SOHO ATLANTA LLC (“Owner”) and SOHO ATLANTA TRS, LLC (“Operating Lessee”), each a Delaware limited liability company (Owner and Operating Lessee, individually and collectively, as “Borrower” (“Forbearance Agreement”), to which this Joinder by and Agreement of Manager is attached) pursuant to the Assignment of Management Agreement and Cash Management Agreement (each as defined in the Loan Documents) (collectively, “Management Documents”), hereby represents and warrants and acknowledges and agrees with Lender the following:

1.
Defined Terms. All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Forbearance Agreement.
2.
Reaffirmation of Management Documents. Each of the Management Documents constitutes the valid, legally binding obligation of Manager, enforceable against Manager, in accordance with its respective terms. Manager waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Manager has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Management Documents or any of the other Loan Documents from the beginning of the world to and including the later of the Execution Date and the Effective Date. Manager agrees and acknowledges that the liability of Manager under the Management Documents shall not be diminished in any way by the execution and delivery of the Forbearance Agreement or by the consummation of any of the transactions contemplated thereby. The Management Agreement has not been modified since December 13, 2019 and is in full force and effect. There is no default under the Management Agreement by any party thereto existing as of the Execution Date, and, to Manager’s knowledge, no event has occurred that, with the passage of time or the giving of notice would constitute a default thereunder.
3.
Governing Law. This Manager Joinder shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

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Manager has executed and delivered this Joinder by and Agreement of Manager to be effective as of the Effective Date of the Forbearance Agreement.

MANAGER:

OUR TOWN HOSPITALITY, LLC, a Virginia limited liability company

By: WWIII Manager, LLC, as Manager

By: __/s/ Andrew M. Sims________

Name:

Title: